UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

_________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

_________________________________

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

_________________________________

British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas (Address of principal executive offices)	78744 (Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of XBiotech Inc. (the “Company”) was held on June 20, 2016. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter are set forth below. Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to (1) elect four nominees for director; (2) ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2016; and (3) approve an amendment to the 2015 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance by 3,000,000 shares.

Proposal #1 Election of four members of the Board of Directors

	For	Abstain	Broker Non-Votes
John Simard	21,331,490	571,126	1,876,485
Dr. Fabrizio Bonanni	21,278,112	624,504	1,876,485
W. Thorpe McKenzie	21,305,419	597,197	1,876,485
Dr. Daniel Vasella	21,078,582	824,034	1,876,485

Proposal #2 Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2016

For	Against	Abstain	Broker Non-Votes
23,746,862	31,919	320	0

Proposal #3 Approval of an amendment to the 2015 Equity Incentive Plan to increase the number of shares authorized for issuance by 3,000,000 shares

For	Against	Abstain	Broker Non-Votes
20,429,940	863,923	274,225	2,211,013

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to the XBiotech Inc. 2015 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Additional Materials on Schedule 14A filed with the SEC on May 25, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XBiotech Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	XBIOTECH INC.

	By:	/S/John Simard
John Simard
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the XBiotech Inc. 2015 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Additional Materials on Schedule 14A filed with the SEC on May 25, 2016).